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                                                                   EXHIBIT 10.25

No.: TD0131

                                 Lease Agreement

LESSOR: BEIJING GAOLING ESTATE DEVELOPMENT CO., LTD

LESSEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

      The Tengda Building to be rented by the lessee is owned by the lessor. Through friendly negotiation and according to < The Contract Law of The People's Republic of China> and related regulations, the two parties reach the agreement as below to define the rights and obligations of the lessor and lessee.

Article 1 Renting Fee, Real Estate Management Fee and Guaranty Money

      1.1 The lessor agrees to lease to the lessee the rooms on 35th Floor of Tengda Building admitted by the parties (for short "the house" as follows) with the total acreage of 1,504 sq.m to be utilized as office room.( The ichnography of this room pls. refers to Appendix 1 of this Agreement for details , the ichnography is simply supplied to confirm the location.)

      1.2 The term of the lease is 2 years, leasing from the date of May 28, 2004 to May 27, 2006.

      1.3 The renting fee is USD 14.9 dollars/Month/Sq.M. (RMB 4.12 YUAN/Day/Sq.M) while the Management Fee is USD 3.6 dollars /Month/Sq.M. (RMB 1 Yuan/Day/Sq. M). So the total amount (including the management fee) of each month is USD 27,824.00 dollars (RMB 230,939.20 Yuan). Every month is calculated as 30 days in this agreement. The renting fee and management fee shall be prepaid every month, which means the lessee shall pay the renting fee and management fee of next month on the 18th day of every previous month. The payment shall be made in RMB and effected by the time of the receipt by the lessor.

      1.4 When the term of the agreement is more than 2 years, the lessor reserves the right to adjust the renting fee and management fee after two years.

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      1.5 The lessee shall give three months' renting fee and management fee to the lessor , which amount to USD 83,472.00 dollars (RMB 692,817.60 Yuan, totally in words SIX HUNDRED AND NINETY TWO THOUSAND AND EIGHT HUNDRED AND SEVENTEEN YUAN AND SIXTY CENTS, to serve as guaranty for duly performance of the agreement .(hereafter as "guaranty money").

      1.6 The lessee can rescind the agreement by written notice if the lessor, without any fault or negligence, cannot deliver the house to lessee after two months since the leasing date. Under such circumstances, the lessor shall return the renting fee and management fee having received back to the lessee.(the interests not included )

      1.7 During the period of the lease, if the lessee violates the provisions and conditions of the agreement(including defaulting renting fee, management fee ,damages and defective performance of the agreement ) and cause damages to the lessor , the lessor shall have right to deduct part of or entire guaranty money to compensate the loss the lessor has suffered and the expense the lessee shall have paid. If the guaranty money is less than the amount required in Clause 5 above, the lessee shall make it up within three days since receiving the written notice of the lessor, Otherwise, the lessor has right to take such measures as shutting off power and telephone, even releasing the agreement and claiming for the losses it has suffered for the insufficient guaranty money.

      1.8 On condition that lessee fully performs provisions of agreement , the lessor shall return the entire guaranty money to the lessee in 30 days since the house is returned and the related fees are all paid up.

      1.9 Without the consent of the lessor, the lessee cannot assign the right of claim for the return of the guaranty money to a third party or serve it as guaranty

Article 2 The Release of the Agreement by the Lessee in the Term of validity of the Agreement

      The lessee could release the agreement during the term of validity of the agreement with written notice to the lessor, on the condition that the lessee has paid up all the guaranty money to the lessor.

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Article 3 The Equipments and Reconstruction of the Rented House

      3.1 The lessor shall furnish the house with the following equipments:

            1. Central air-conditioner and ceiling (including intake, automatic smoke sensor, gushing machine, daylight lamp)

            2. 220v electrical source, communication circuitry, faucet for antenna of secondary planet TV.

      3.2 Before making any fitments and reconstruction of the house, the lessee shall produce the blueprint and scheme for the lessor, as well as the introduction of the construction enterprises and its personnel. The construction enterprise is obligated to pay management fee RMB 30000.00 Yuan (as words: RMB thirty thousand Yuan) to the lessor. Only after the payment of guaranty money for construction and management fee could the construction enterprise get the written consent from the lessor to make the construction. The construction will be inspected and accepted by the lessor to confirm that it is carried out according to the blueprint and budget approved by the lessor without any ruin on the establishment and equipments of the building. The guaranty money will not return to the construction enterprise until the check and acceptance of the lessor. The cost of the construction and taxes on the additional fitments and equipments by the lessee shall be borne by the lessee, without reference to the name on the bill or its nominal name.

      3.3 In case that the lessee rents the beeline telephone number (open an account in the name of the lessor in the telecom company) from the lessor who will pay the telephone fee instead of the lessee, the lessee should pay RMB 5,000Yuan/each line (as words: RMB five thousand Yuan each line)as guaranty money of the telephone fee and RMB 300 Yuan /Year/Line(as words :RMB three hundred Yuan every year for each line) as circuitry maintenance fee . The lessee has right to choose the number of the telephone after the payment of the above fees. The lessor shall take charge of the affairs of the installations. The telephone fee should be paid by the lessee within in 7 days after receipt of the written notice from the lessor. The guaranty money will be returned back to the lessee without any interests after expiration. In case that the lessee brings the beeline telephone number itself or open an account in the name of the itself in the

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      telecom company, it shall pay the lessor RMB 200Yuan/each line (as words:
      RMB two hundred Yuan each line) at one time as circuitry occupation fee , RMB 5 Yuan/each line (as words: RMB five Yuan each line) as transfer fee and RMB 100Yuan/each line (as words: RMB one hundred Yuan each line) as circuitry maintenance fee. The lessor shall produce assistance for the installation.

Article 4 the Renewal of the Lease

      After the expiry of the lease, the lessee has the right of priority to extend the term of the agreement in the same circumstances. The lessee shall notify the lessor in written notice three months before the expiry of the agreement, although the terms and conditions for the renewal shall be negotiated by the partied (the range for the adjustments of the price shall be made according to the rise or drop of Beijing real estate index and the general leasing price of the whole building). If the lessee does not make the above notification in that period, it will be regarded that it will not lease the house any more and shall move out of the house before the termination date of the agreement.

Article 5 the Return of the House

      5.1 After the expiry of the agreement, the lessee shall return the house according to the time notified by the lessor. If the house cannot be returned on time for the reason of the lessee and there exists a new lessee, the lessor has right to request the lessee to leave the house in 3 days and deduct part of or entire guaranty money of the lessee. In case the guaranty money is not sufficient for the compensation of the losses, which the lessor has suffered, the lessor is entitled to claiming for the insufficient part. If the house has not been rented to other lessees, the lessor will deem that the lessee will renew the house. In this case, the renewal procedure shall be made by the lessee; otherwise the lessor will have right to request the lessee to leave the house and deduct part of or entire guaranty money.

      5.2 When the lessee returns the house after expiration, the rented house shall be in good state. (natural abrasion excepted);The lessor has right to deduct the guaranty money to compensate the corresponding losses when it finds that the house and equipments is tainted for the reason of the lessee. The lessee is

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      obligated to make up the margin in case that the guaranty money is insufficient for the losses.

      5.3 As to accession made by the lessee to the house(shall be approved by the lessor), the lessor is not certainly to request the lessee to restore it to the original conditions. The lessor shall not pay the expenses back for the accession even if the lessee does not make the restoration.

Article 6 the Obligations of the Lessee

      The lessee agrees to abide by the following provisions:

      6.1 The lessee shall abide by all the rules and regulations stipulated by the lessor and its authorized agent.

      6.2 The lessee cannot take and allow others intentionally take any activities that will make the insurance of the house and the building invalid or possibly invalid, or will increase the insurance premium. Within the term prescribed by the lessor, the lessee shall make payment of the corresponding increase for the premium and other related expenses for the violation of the stipulations of this clause which induce the repurchase of the insurance by the lessor.

      6.3 The lessee shall not take the following activities

            1.    To utilize the house for illegal activities.

            2. To assign the rights of lessee under the agreement to others or use the rights as guaranty.

            3. To lease part of or the entire house to others or let others use the house.

            4. To use the house with a third party (not including affiliated enterprises of the lessee which means the parent company, subsidiary, branch company of the lessee or the company which shares the common investment party and legal representative with the lessee) or make the disclosure in others' names.

            5. To transfer the ownerships of the ornaments, equipments and articles in the house to the third party or use them as security.

      6.4 The lessor shall take charge of the safety during the term of the lease while the loss and damages of the articles in the house shall be borne by the lessee. In

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      case of fire, the lessee shall make compensation according to its corresponding liabilities under the specific circumstances.

Article 7 the Obligations of the Lessor

   The lessor agrees to abide by the following provisions:

      7.1 The lessor shall guaranteed the public establishments (including illumination, air-conditioner, automatic smoke sensor, shower, WC and elevator, etc.) are in good conditions. The repairs shall be made immediately after receiving the written notice of the lessee in case of any trouble.

      7.2 Twenty-four hours' security measures shall be strictly implemented.

      7.3 The lessor shall bear the corresponding losses, which the lessee has suffered, if the house cannot be ordinarily used for the reason of quality. (the cases stipulated in Article 9 of this agreement and the losses incurred by the quality for the reason of reconstruction by the lessee is not included)

Article 8 Damages and Breaching Liabilities

      8.1 If the lessor suffers losses for the reason of the lessee or because of the intentional or negligent act of the lessee's agent or employee during performance of the obligations, the lessee must compensate the corresponding losses. On the other side, if the lessee suffers losses for the reason of the lessee or because of the intentional or negligent act of the lessor's agent or employee during performance of the obligations, the lessee must compensate the corresponding losses.

      8.2 If the lessee breaches the agreement and stipulations in the appendixes and supplementary agreement and cannot make the rectification within 7 days since the lessor issues the written notice, the agreement is automatically terminated within 14 days since the written notice is issued. The lessee shall leave the house within 5 days since the issues of the written notice after the agreement is automatically terminated; at the same time, the lessor is entitled to claim for damages with the amount of three months' renting fees and management fees; the lessee also agrees to bear losses and expenses incurred. The lessor shall deduct the guaranty money for the compensation if the amount of the guaranty money the lessee has paid is the same as the damages. Otherwise, the lessee is obligated to make up the margin. The measures prescribed here are not the

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      solitary measures. The lessor is entitled to take other measures in case of the breach.

Article 9 Exemption from Liabilities

      The lessor is exempted from liabilities in the following cases:

            1. The temporary ceasing for the utilization of the public establishments for the necessary maintenance of the building or not for the reason of the lessor.

            2. The loss the lessee suffers is incurred in the event of the earthquake, typhoon and other events which belong to Force Majeure.

            3. The lessee suffers the losses for the reason of other lessees or the third parties (but the lessor is responsible to assist the lessee for the reimbursement from the infringers).

Article 10 Abandonment of the Rights

      The abandonment for any right stipulated by the agreement shall be based on the written signature of the lessor. The facts that the renting fee or other items the lessee paid is insufficient to the amounts stipulated by the agreement, or with the consent of the lessor, do not have any influence on the right of the lessor to claim for the arrearage and the rights to take other measures according to the agreement or laws and regulations.

Article 11 the Service of the Notice

      All the notices required by the agreement shall be issued in written form. The invoices, bill of documents and other notices issued by the lessor to the lessee shall be marked with the lessee as addressee. The written notice is regarded as having served if it is delivered to the leased house, sent by the registered mail or delivered to the address of the lessee in Beijing. The notice issued by the lessee to the lessor will be regarded as having served if it is delivered to the following address and accepted with signature: Beijing Gaoling Real Estate Development Co.Ltd, No.168, Xi Zhi Men Wai Avenue, Hai Dian District, Beijing, China

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Article 12 Disputes

      The agreement shall be governed and explained by the law of PRC. Any party may file the action to the people's court in the jurisdiction if the lessor and lessee cannot settle the disputes which arise from the agreement with negotiation.

Article 13 Business License and Language

      The lessee shall produce business license and the authorization letter for the authorized representative to sign the agreement on behalf of the lessee. The copy of the duplicate of the business license and the original authorization letter will be enclosed of the agreement. As an important part of the agreement, the appendix will be effective at the same time and have the same legal effect with the agreement.

      The agreement and its appendix shall be written in Chinese or English with the same legal effect. The agreement has two original copies while the lessor and lessee will hold one of them.

Article 14 Supplementary Agreement

        The parties of the agreement can conclude supplementary agreement through negotiation on other related matters. The supplementary agreement with the same legal effect of the agreement will be annexed to the agreement as an important part of the agreement.

      The agreement is effective on the date of the subscription as well as the guaranty The agreement is effective on the date of the subscription as well as the guaranty is fully paid.

Appendix One: Ichnography of the Leased House
Appendix Two: <Clients Handbook>
Appendix Three: Supplementary Agreement

LESSOR: BEIJING GAOLING ESTATE DEVELOPMENT CO., LTD

ADDRESS: NO. 168, XI ZHI MEN WAI AVENUE, HAI DIAN DISTRICT, BEIJING, CHINA

POST CODE: 100044

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LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE): /s/ Chuanhui Xu

TEL: 8838-3388

ACCOUNTING BANK:

DATE: May 27, 2004

LESSEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

ADDRESS:

POST CODE:

LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE): /s/ Guijun Wang

TEL:

ACCOUNTING BANK:

DATE: May 27, 2004

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          THE SUPPLEMENTARY AGREEMENT TO LEASE AGREEMENT. NUM. TD 0131

LESSOR: BEIJING GAOLING ESTATE DEVELOPMENT CO., LTD

LESSEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

The lessor and lessee reach the following supplementary agreement as to <Lease Agreement>. Num. TD 0131(hereafter simplified as <the Agreement>):

      1. Free Leasing Period: 3 months and a half altogether, in the following period.

      (1)   May 28, 2004 to July 27.2004

      (2)   May 28.2005 to June 27. 2005

      (3)   May 13.2006 to May 27.2006

                During the free leasing period, the lessee shall only pay 1.00 Yuan/day/Sq.M. as the management fee and other related fees. If <the Agreement >is terminated before the expiration, the free period after the termination date will not come into effect any more and the lessor shall not make compensation to the lessee. The lessee shall make up for all the renting fee according to the stipulations of <the Agreement> if the renting term is less than one year.

      2. A piece of addition is made to the Article 1.1: The renting fee and management fee should be calculated in USD and received in RMB, the exchange rate between the USD and RMB is fixed at 1:8.3.

      3. The lessor agrees to add roof-inhaled air-condition while the specific construction method shall be approved in advance by the lessor. The expenses of the reconstruction for the air-condition shall be borne by the lessee. When the lessee remove the ceiling and air-condition at the time of the termination of <the Agreement> and returns the rented house, the lessee shall restore the ceiling and air-condition system back to the original state while the expenses shall be borne by the lessee.

      4. The lessee shall produce blueprint in advance to the lessor and get the consent from the lessor and the fire control department for carrying out the construction if the lessee plans to make secondary fitments and reconstructions to the rented house. The lessee should not tie up the fire control channels and alter the fire control subarea of the rented house. The modification for the liquid, ventilation and fire control system shall be carried out by the construction company appointed by the lessor. The fitments and modification to the common area of the building shall be restored to the original state at the time of leave. And the lessee shall bear the expenses.

      5. The lessor shall increase the electric power. The modification for electric power in the rented area shall be organized and performed by the lessor. The lessee shall bear the related expenses which will be paid by the lessor before the modification is carried out.

      6. The lessee shall fully paid up the item "for three months' fee as guaranty money and one month's fee as payment" within in 3 working days since the conclusion of the agreement , totally as RMB 923,756.80 Yuan (as words:

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           RMB NINE HUNDRED AND TWENTY THREE THOUSAND SEVEN HUNDRED AND FIFTY
           SIX YUAN AND EIGHTY CENTS)

      7.   The supplementary agreement is the supplements and alteration for
           < the Agreement > and has the same legal effect with < the
           Agreement >. This agreement will prevail as to any conflict between the supplementary agreement and < the Agreement >. Others will be executed by < the Agreement >.

      8. The agreement has two original copies while the lessor and lessee will hold one of them. The agreement is effective on the date of the subscription.

LESSOR: BEIJING GAOLING ESTATE DEVELOPMENT CO., LTD

LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE): /s/ Chuanhui Xu

DATE: May 27, 2004

LESSEE: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD

LEGAL REPRESENTATIVE OR AUTHORIZED REPRESENTATIVE (SIGNATURE): /s/ Guijun Wang

DATE: May 27, 2004